Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

STELLARONE CORPORATION

ORGANIZED UNDER THE LAWS OF THE

COMMONWEALTH OF VIRGINIA:

(AS OF MAY 25, 2010)

BYLAWS

OF

STELLARONE CORPORATION

ARTICLE I

SHARES

Section 1. Certificates. All shares issued by the Corporation shall, when fully paid, be represented by certificates in such form (including book-entry form) as may be required by law and approved by the Board of Directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the Board of Directors. Each share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof. Notwithstanding the foregoing, the board of directors may authorize the issue of shares of the corporation without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall cause to be sent to shareholders holding shares not evidenced by certificates a written statement of the information required on certificates as required by applicable law.

Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

Section 4. Transfer of Shares. A transfer of shares shall be made on the share transfer books of the Corporation by book entry or by surrender of the certificates representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his/her duly authorized attorney-in-fact. The Board of Directors may from time to time make such reasonable regulations governing the transfer of shares as it may deem necessary or proper. Shares transferred by book entry will comply with requirements in Section 1.

Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provision of the articles of incorporation or these bylaws.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Only shareholders of record on the share transfer books of the Corporation shall be entitled to be treated by the Corporation as the holders of the shares standing in their respective names, and, except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the share transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held on the Monday before the last Tuesday in April of each year, or on such other date set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. At the annual meeting, no business shall be transacted and no corporate action shall be taken other than standard annual corporate actions, actions stated in the notice of the meeting, and actions which the chairman of the meeting has accepted for action.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President or a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than actions stated in the notice of the meeting, or actions accepted for action by the chairman of the meeting.

Section 5. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his/her address as shown in the current record of shareholders of the Corporation.

A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting a shareholder objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he/she objects to considering the matter when it is presented.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

Section 8. Determination of Shareholders of Record. The share transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 9. Conduct of Meetings. The Chairman of the Board of Directors, or in his/her absence, the Vice Chairman, shall act as chairman of and preside over meetings of the shareholders. In the event both the Chairman and the Vice Chairman are unavailable, the President shall act as chairman of and preside over meetings of the shareholders. If no such officer is present, the meeting shall elect a chairman. The

Secretary, or in his/her absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting. The order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be determined by the chairman.

Section 10. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him/her by signing and dating an appointment form, either personally or by his/her attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 11. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent (20%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 12. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 13. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the Articles of Incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The Board of Directors shall consist of a minimum of 5 and a maximum of 25 individuals. Directors must own in his/her sole name and unpledged, shares of Corporation stock which have a book value of at least $5,000 calculated as of the last business day of the calendar year immediately preceding his/her election. Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing. Subject to the provisions of Article III, Section 24, directors shall hold their offices until their terms have expired and until their successors are duly elected and qualified. Directors may also be elected at any special meeting of the shareholders.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, the President, or by a majority of the Board of Directors.

Section 5. Executive Sessions. The Board of Directors will conduct an executive session of only the independent directors at least twice a year. One meeting will be dedicated to the evaluation, including compensation adjustments, of the Chief Executive Officer. Such executive sessions may be held before or after a regularly scheduled board meeting or by call of a presiding independent director appointed by the independent board members at a regular meeting of the independent directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the independent directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same.

Section 6. Notice. Written notice of the date, time and place of special meetings of the full board or independent directors shall be given to each director either by personal delivery or by mail, by or at the direction of the officer or directors calling the meeting, to the address of such director as it appears in the records of the Corporation not less than ten days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him/her of the meeting unless he/she at the beginning of the meeting or promptly upon his/her arrival, if such arrival is after the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 7. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 8. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 9. Conduct of Meetings. The Chairman of the Board of Directors, or in his/her absence the Vice Chairman, shall act as chairman of and preside over meetings of the Board of Directors. In the event both the Chairman and the Vice Chairman are unavailable, the President shall act as chairman of and preside over meetings of the Board of Directors. Chairman shall appoint a clerk for the meetings.

Section 10. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman, and (subject to the provisions of Section 24 of this Article) the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe, and recorded in the minutes of the meeting.

Section 11. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 12. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 13. Executive Committee. The Board of Directors, by resolution adopted by at least two-thirds of the directors, may elect an Executive Committee and its officers which shall consist of not less than four directors, two or more independent directors and the Chairman of the Board and the Chief Executive Officer. The powers of the Executive Committee shall be those powers as may be delegated to it from time to time by the Board of Directors by one or more duly adopted resolutions or by amendment to these bylaws, provided that the Executive Committee shall not have power to declare dividends, to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. Recommendations and decisions of the Executive Committee shall be presumptively considered to contain the consensus of the Board of Directors and shall be forthwith put to a vote by the Board of Directors, unless by motion and vote the Board of Directors reopens the recommendation and decision of the Executive Committee for discussion.

Section 14. Audit Committee. The Board of Directors will elect an Audit Committee consisting of at least three directors all of whom must meet the requirements for this committee. This committee is empowered to act on behalf of the Board of Directors to retain an independent outside accounting firm to audit the records of the organization annually to assure the integrity of the financial information, to oversee the financial reporting process and to monitor the organization’s system of internal controls and safeguards. Effective April 2004, all of the directors on this committee must meet the independence requirements for this committee. The Audit Committee shall report at the next regular or special meeting of the Board of Directors all action which the Audit Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. Recommendations and decisions of the Audit Committee shall be presumptively considered to contain the consensus of the Board of Directors and shall be forthwith put to a vote by the Board of Directors, unless by motion and vote the Board of Directors reopens the recommendation and decision of the Audit Committee for discussion.

Section 15. Governance/Nominating Committee. The Board of Directors will elect a Corporate Governance/Nominating Committee of at least three directors. This Committee will have the responsibility of identifying and evaluating nominees for the Board and assuring that there is an active succession program for the CEO. This Committee will also be responsible for establishing, maintaining and enhancing the corporate governance policy of the organization and monitoring director and corporate activities for compliance. Effective April 2004, all of the directors on this committee must meet the independence requirements for this committee. The Governance/Nominating Committee shall report at the next regular or special meeting of the Board of Directors all action which the Governance/Nominating Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. Recommendations and decisions of the Governance/Nominating Committee shall be presumptively considered to contain the consensus of the Board of Directors and shall be forthwith put to a vote by the Board of Directors, unless by motion and vote the Board of Directors reopens the recommendation and decision of the Governance/Nominating Committee for discussion.

Section 16. Personnel & Compensation Committee. The Board of Directors will elect a Personnel and Compensation Committee of at least three directors. This committee will work to determine appropriate compensation for the Board of Directors, Board Committees, and the CEO. This Committee will review and approve the CEO’s recommendations for officer and employee compensation. Effective April 2004, all of the directors on this committee must meet the independence requirements for this committee. The Personnel & Compensation Committee shall report at the next regular or special meeting of the Board of Directors all action which the Personnel & Compensation Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. Recommendations and decisions of the Personnel & Compensation Committee shall be presumptively considered to contain the consensus of the Board of Directors and shall be forthwith put to a vote by the Board of Directors, unless by motion and vote the Board of Directors reopens the recommendation and decision of the Personnel & Compensation Committee for discussion.

Section 17. Other Committees. The Board of Directors may create one or more committees and appoint two or more members of the Board to serve on them at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws. Any such committee shall report at the next regular or special meeting of the Board of Directors all action which the committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors. Recommendations and decisions of the committee shall be presumptively considered to contain the consensus of the Board of Directors and shall be forthwith put to a vote by the Board of Directors, unless by motion and vote the Board of Directors reopens the recommendation and decision of the committee for discussion.

The provisions of Sections 3 through 12 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 18. Removal. Directors of the Corporation may be removed with or without cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote, or as provided in the Articles of Incorporation.

Section 19. Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders.

Section 20. Nominations of Director Candidates. The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual shareholders’ meeting. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his/her beneficial ownership of the Corporation’s securities, his/her principal occupation for the past five years and his/her age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 21. Shareholder Proposals.

(a) Eligible shareholders shall submit proposals for inclusion in the proxy materials for consideration at annual meetings of the Corporation in accordance with the rules and regulations of the Securities and Exchange Commission as set forth in the Securities Exchange Act of 1934 (the “1934 Act”). At the time of submission of the proposal, the Corporation shall receive from the proponent documentary evidence which supports such beneficial ownership in the form prescribed under Rule 14a-8 of the 1934 Act, as amended, or any successor statute or regulation.

(b) Such proposal must be by written notice, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders.

(c) The Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act and this section. In addition, the presiding officer at the meeting may refuse to acknowledge the proposal by any person that is not made in compliance with the foregoing.

Section 22. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 23. Retirement. A director is expected to resign or not stand for re-election, as the case may be, on or before the date of the next annual meeting of shareholders after his/her 70th birthday.

Section 24. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

Section 25. Board Composition.

(a) Effective as of the Effective Date (as defined in the Agreement and Plan of Reorganization, dated as of July 26, 2007, between Virginia Financial Group, Inc. (also referred to herein as “VFG”) and FNB Corporation (“FNB”), as the same may be amended from time to time (the “Merger Agreement”)), and notwithstanding any other provision of these bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of such number of directors within the range set forth in Section 2 above, of which one-half shall be members of the Board of Directors of the Corporation prior to the Effective Date chosen by the Corporation prior to the Effective Date (the “VFG Directors”) and one-half shall be former members of the Board of Directors of FNB chosen by FNB prior to the Effective Date (the “FNB Directors”), and the VFG Directors and the FNB Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible. From and after the Effective Date through the third anniversary of the Effective Date, all vacancies on the Board of Directors of the Corporation created by the cessation of service of a VFG Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining VFG Directors, and all vacancies on the Board of Directors of the Corporation created by the cessation of service of a FNB Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining FNB Directors. All directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the VFG Directors shall be considered “VFG Directors” for purposes of this Section 25, and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the FNB Directors shall be considered “FNB Directors” for purposes of this Section 25.

(b) Until the third anniversary of the Effective Date, each of the Applicable Committees shall be chaired by one member of the Board of Directors (each, a “Committee Chairman”), and, subject to any relevant independence and expertise requirements under applicable law or stock exchange rule, at any particular time two Committee Chairmen shall have been selected from among the VFG Directors and two Committee Chairmen shall have been selected from among the FNB Directors. For purposes of this Section 25(b), “Applicable Committees” shall mean the Audit and Compliance Committee, the Governance and Nominating Committee, the Personnel and Compensation Committee and the Executive Committee of the Board of Directors (or any successor committee to any such committee). Until the third anniversary of the Effective Date, subject to any relevant independence and expertise requirements under applicable law or stock exchange rule, the membership of the Governance and Nominating Committee shall include an equal number of VFG Directors and FNB Directors.

(c) The provisions of this Section 25 may be modified, amended or repealed, and any bylaw provision inconsistent with the provisions of this Section 25 may be adopted, only by an affirmative vote of at least two-thirds of the full Board of Directors. In the event of any inconsistency between any provision of this Section 25 and any other provision of these bylaws or the Corporation’s other constituent documents, the provisions of this Section 25 are intended to control.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, such Vice Chairmen of the Board of Directors as the Board of Directors may appoint, a President, such Vice Presidents or Assistant Vice Presidents as the Board of Directors may appoint, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors may from time to time, appoint other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and shall perform the duties which pertain to the office held by him/her, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman or the President.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors, who shall be appointed by resolution adopted by at least a majority of the directors, shall act as chairman of and preside over meetings of the shareholders and directors. Except as otherwise provided in these bylaws, or in the resolutions establishing such committees or as required by a governing regulatory agency, he/she shall be ex officio a member of all committees of the Board unless it is designated otherwise in the appointment of the committee, entitled to vote on any matter before a committee as a member thereof (and included in calculating a quorum of that committee), and shall perform all such other duties as are incident to his/her office or as he/she may be directed to perform by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform such duties including serve as ex officio member of the Corporation’s committees.

Section 3. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, if appointed, shall be appointed by resolution adopted by at least a majority of the directors and shall act as chairman of and preside over meetings of the shareholders and directors in the absence of the Chairman. In the absence or disability of the Vice Chairman, the Board of Directors shall elect a member to perform such duties.

Section 4. Alternate Provision for Chairman. In the absence, disqualification or inability to act of both the Chairman and the Vice Chairman of the Board of Directors, the Board shall elect a member to exercise all the functions and perform all the duties of the Chairman of the Board of Directors.

Section 5. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation.

Section 6. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors, shall have the authority and perform the duties of the President.

Section 7. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the share transfer books of the Corporation.

Section 8. Treasurer. The Treasurer shall be the chief financial officer and the chief accounting officer of the Corporation, unless the Board of Directors specifically appoints someone else. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall be responsible for the maintenance of the books of account and financial records.

Section 9. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

Section 10. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his/her successor shall have been appointed or such earlier time as he/she shall resign, die or be removed.

Section 11. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 12. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 13. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

Section 14. Proxies. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman or the President may from time to time himself/herself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he/she shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he/she may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he/she may deem necessary or desirable.

ARTICLE V

MISCELLANEOUS

Section 1. Seal. The seal of the Corporation shall be a flat-face circular die, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

Section 2. Amendments. These bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. Notwithstanding the preceding sentence, any provision in these bylaws that requires action to be approved by resolution adopted by at least two-thirds of the directors, shall only be amended or repealed by such a two-thirds Board of Directors approval. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

Section 3. Fiscal Year and Accounting. The fiscal year of the Corporation shall be the calendar year ending December 31. On an annual basis the Audit Committee shall select a qualified, independent accounting and audit firm to audit the books and records of the Corporation in accordance with applicable laws and regulations. The Board will acknowledge the report of examination in the minutes of the meeting of the Board of Directors.

Section 4. Interpretative Matters. Pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.